Exhibit  23.2

INDEPENDENT  AUDITORS'  CONSENT

The  Board  of  Directors
Concurrent  Computer  Corporation

We consent to the incorporation by reference in this Registration Statement of Concurrent Computer Corporation on Form S-8 of our report dated November 26, 1999 insofar as such reports relate to the financial statements of Vivid Technology, Inc. for the years ended December 31, 1998 and 1997, appearing in the Current Report on Form 8-K/A dated October 28, 1999 of Concurrent Computer Corporation.

/s/  Bergey,  Yoder,  Sweeney,  Witter  &  Roland,  P.C.

Bergey,  Yoder,  Sweeney,  Witter  &  Roland,  P.C.
Telford,  PA
March  7,  2000



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